Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of PG&E Gas Transmission, Northwest Corporation for the quarter ended September 30, 2002, I, Thomas B. King, President and Chief Operating Officer of PG&E Gas Transmission, Northwest Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of PG&E Gas Transmission, Northwest Corporation.

Date: November 12, 2002
/S/    THOMAS B. KING
Thomas B. King
President and Chief Operating Officer